Exhibit 5.1

Transocean Ltd. Turmstrasse 30 CH-6312 Steinhausen	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch T +41 43 222 10 00

June 14, 2021

Transocean Ltd.

Ladies and Gentlemen:

We have acted as special Swiss counsel to Transocean Ltd., a Swiss corporation (the Company), in connection with (i) a registration statement on Form S-3 filed on June 14, 2021 (Registration No. 333-257093) (the Registration Statement) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the Act), for the purpose of registering certain securities, including registered shares of the Company with a par value of CHF 0.10 each (the Shares), and (ii) a related prospectus, dated June 14, 2021 (the Main Prospectus) and the prospectus supplement, dated June 14, 2021 (the Prospectus Supplement, and together with Main Prospectus, the Prospectus, and together with the Registration Statement, the General Disclosure Package)), relating to the offer and sale by the Company of Shares from time to time (the Continuous Equity Offering), having an aggregate offering price of up to USD 400,000,000 (such Shares; to the extent (i) yet to be (x) issued by the Company out of the Company's authorized share capital contained in its Articles (as defined below) and (y) registered with the competent commercial register, the New Offered Shares, and (ii) to extent already issued by the Company and registered with the competent commercial register, the Existing Offered Shares, and together with the New Offered Shares, the Offered Shares), in accordance with the Equity Distribution Agreement (as defined below).

As such counsel, we have been requested to give our opinion as to certain matters of Swiss law.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Documents (as defined below).

1Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of giving this opinion, we have only examined originals or copies of the following documents (collectively the Documents):

(i)      an electronic copy of the executed equity distribution agreement dated June 14, 2021 between the Company and Jeffries LLC as the manager (the Equity Distribution Agreement);

(ii)      an electronic copy of the Disclosure Package (together with the Agreement, the Transaction Documents);

(iii)     a copy of the articles of association (Statuten) of the Company, dated as of May 27, 2021, certified by the Commercial Register of the Canton of Zug, Switzerland, on June 11, 2021, shown on the Excerpt (as defined below) as being the most recent articles of association filed with the Commercial Register of the Canton of Zug (the Articles);

(iv)    an electronic copy of the organizational regulations (Organisationsreglement) of the Company, dated as of May 28, 2021 (the Organizational Regulations);

(v)     an electronic copy of a certified excerpt from the Commercial Register of the Canton of Zug, Switzerland, for the Company, dated as of June 11, 2021, updated on June 14, 2021 with an uncertified excerpt retrieved online (the Excerpt);

(vi)    an electronic copy of the public deed regarding the resolutions of the Board of Directors of the Company, dated April 6, 2021, on the acknowledgment regarding the capital increase from authorized share capital through the issuance of 46,000,000 new Shares, together with the evidentiary documents referred to therein and the related commercial register application, dated April 6, 2021;

(vii)    an electronic copy of the Company's uncertificated securities register (Wertrechtebuch), dated April 6, 2021;

(viii)   electronic copies of the resolutions of the Board of Directors of the Company, dated as of February 12, 2021 (including the authorizing resolutions (Durchführungsbeschluss) with respect to the Existing Offered Shares) and May 28, 2021 (including the authorizing resolutions (Durchführungsbeschluss) with respect to the New Offered Shares), and an electronic copy of the determinations made by the Transaction Committee (as such term is defined in the aforementioned resolutions of the Board of Directors of the Company), dated as of June 14, 2021 (together the Resolutions); and

(ix)    a certificate of the Corporate Secretary of the Company, dated as of June 14, 2021, relating to the Resolutions (the Secretary Certificate).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

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In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

2Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;
(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner so as to prevent removal or other alteration of such signature;
(c)	except as expressly opined upon herein, all information contained in the Documents is, and all material statements given in connection with the Documents are, true, accurate and complete and up to date as of the date hereof and that there are no facts outstanding or matters resolved that are not reflected in the Documents;
(d)	the Agreement is within the capacity and power of, has been duly authorized, executed and delivered by, and is binding on, all parties thereto (other than the Company);
(e)	the Agreement constitutes legal, valid, binding and enforceable obligations of the Company under the relevant governing law;
(f)	all parties to the Agreement (other than the Company) are duly incorporated or formed, as applicable, and organized and validly existing under the laws of their respective jurisdiction of incorporation or formation, as applicable;
(g)	to the extent relevant for purposes of this opinion, all parties to the Agreement have performed and will perform all obligations by which they are respectively bound under the Agreement, and all parties to the Agreement are in compliance with all matters of validity and enforceability under any law other than, in the case of the Company, the laws of Switzerland;
(h)	the Company is solvent at the time it enters into the Agreement;
(i)	to the extent any documents have to be executed or any obligations have to be performed under any applicable law other than Swiss law or in any jurisdiction outside Switzerland,

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such execution or performance has not been and will not be illegal, invalid or unenforceable by virtue of the laws of such jurisdiction;
(j)	all parties entered into the Agreement for bona fide commercial reasons and at arm's length terms, and none of the directors or officers of any party has or had a conflict of interest with such party in respect of the Documents that would preclude him from validly representing (or granting a power of attorney in respect of the Documents for) the respective party;
(k)	the information contained in the General Disclosure Package is complete, true and accurate and no material information has been omitted from it;
(l)	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion;
(m)	the Registration Statement, together with the Prospectus, has been duly filed by the Company;
(n)	(i) the number of New Offered Shares will not exceed the number of Shares that may be issued in accordance with the Articles and the Resolutions under the Company's authorized share capital as contained in the Articles on a non-preemptive rights basis, and (ii) the consideration received by the Company for the issuance of the New Offered Shares will be fully paid and will not be less than the par value of such New Offered Shares;
(o)	The Registration Statement and the Prospectus are and will continue to be effective;
(p)	any transactions by and/or between the Company and a subsidiary of the Company relating to the issuance and subscription, respectively, and the repurchase and sale, respectively, of the Offered Shares has, or will have been, duly and validly executed by the relevant parties thereof and the execution of the relevant documents and performance of the relevant steps will be duly and validly authorized by all necessary corporate actions;
(q)	the offering, issuance, sale and transfer of the Offered Shares will be conducted in the manner as described in the Registration Statement, the Prospectus, the Agreement and the Resolutions;
(r)	all authorizations, approvals, consents, licenses, exemptions and other requirements, other than those required under Swiss law, for the offering, issuance and sale of the Offered Shares, for the filing of the Registration Statement and the Prospectus, for the distribution of the Prospectus, or for any other activities carried out in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Prospectus and the Continuous Equity Offering, have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;
(s)	the Offered Shares have not been and will not be (i) publicly offered, directly or indirectly, in Switzerland within the meaning of article 3 lit. h of the Swiss Financial Services Act of 15 June 2018 (FinSA), except under an exemption from the prospectus requirements under the FinSA and/or (ii) admitted to trading on any trading venue in Switzerland and the offering of

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the Offered Shares has otherwise been and will be conducted in the manner described in the Transaction Documents.
(t)	the Excerpt and the Secretary Certificate are correct, complete and up-to-date, and the Articles and the Organizational Regulations are in full force and effect and have not been amended, and no Shares have been issued based on the conditional share capital of the Company, other than as reflected in the number of shares as set forth in the Articles and the Excerpt; and
(u)	the Resolutions (i) have been duly resolved in meetings duly convened and otherwise in the manner set forth therein, (ii) have not been rescinded or amended, and (iii) are in full force and effect.
3Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation (Aktien-gesellschaft) under the laws of Switzerland with all requisite corporate power and authority to enter into, to perform and to conduct its business as described in the Articles.
2.	The Company’s share capital registered in the Commercial Register of the Canton of Zug, as evidenced in the Excerpt, amounts to CHF 68,567,616.50, divided into 685,676,165 Shares. Such Shares have been validly issued, fully paid as to their nominal value and are non-assessable.
3.	New Offered Shares, if and when issued by the Company (i) in accordance with the terms of, and the procedures set out in, the Agreement, (ii) in the manner described in the Registration Statement and the Prospectus, (iii) in accordance with Swiss law, the Articles (as amended from time to time), the Organizational Regulations (as amended from time to time) and the Resolutions and (iv) registered in the competent commercial register in Switzerland and the Company's uncertificated securities register (Wertrechtebuch), will have been validly issued, fully paid as to their nominal value and will be non-assessable.
4Qualifications

The above opinion is subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability, or the effect, of the laws of any other jurisdiction to or on the matters covered herein.
(b)	We express no opinion as to whether the exclusion of the existing shareholders' subscription rights (Bezugsrechte) in connection with the offering and issuance of Offered Shares out of the authorized share capital of the Company complies with Swiss law and the Articles.

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(c)	When used in this opinion, the term "non-assessable" means that no further contributions have to be made to the Company by the relevant holder of the Offered Shares.
(d)	We express no opinion as to the future availability of authorized share capital of the Company.
(e)	Notwithstanding the registration of the authorized share capital with the competent commercial register, the respective provisions in the Articles establishing the authorized share capital or the issuance of the Offered Shares may be challenged by dissenting shareholders of the Company or others in court or otherwise.
(f)	Any New Offered Shares will not rank pari passu with the existing and outstanding Shares until such New Offered Shares have been duly entered into the Company's register of uncertificated securities (Wertrechtebuch), and Offered Shares will not be fully fungible with the existing and outstanding Shares until such Offered Shares have been duly entered into the main register (Hauptregister) maintained by the central depository (zentrale Verwahrungsstelle) and all steps have been taken in order for such Offered Shares to constitute intermediated securities (Bucheffekten) in accordance with the Swiss Federal Act on Intermediated Securities.
(g)	As long as the Offered Shares are not duly recorded in the main register and credited to one or more securities accounts, they do not exist as intermediated securities (Bucheffekten).
(h)	Any New Offered Shares will have to be registered with the competent commercial register to be validly issued.
(i)	The exercise of voting rights with respect to the Offered Shares and any rights related to such voting rights will only be possible after the relevant shareholder has been registered in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations set forth in, the Articles.
(j)	We express no opinion as to any commercial, financial, accounting, tax, calculating, auditing or other non-legal matter.
(k)	We have not investigated or verified the truth or accuracy of any of the information contained in the General Disclosure Package, nor have we been responsible for ensuring that no material information has been omitted from the General Disclosure Package.
(l)	We have not investigated or verified the truth or accuracy of any of the information contained in the General Disclosure Package, nor have we been responsible for ensuring that no material information has been omitted from the General Disclosure Package. We do not express an opinion on the accuracy or completeness of any of the information contained in the Disclosure Package.

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We have rendered this opinion as of the date hereof and we assume no obligation to advise you on changes relevant to this opinion that may thereafter be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act.

This opinion is furnished by us, as special Swiss counsel to the Company, in connection with the Continuous Equity Offering.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours,

Homburger AG

/s/ David Oser
Homburger AG

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